EXHIBIT 5.1


(VINSON & ELKINS L.L.P. LOGO)                   VINSON & ELKINS L.L.P.
                                                2300 FIRST CITY TOWER
                                                1001 FANNIN STREET
                                                HOUSTON, TEXAS 77002-6760
                                                TELEPHONE (713) 758-2222
                                                FAX (713) 758-2346
                                                www.velaw.com


August 9, 2005


PharmaFrontiers Corp.
2408 Timberloch Place
The Woodlands, Texas 77380

Re: Registration Statement on Form SB-2 of PharmaFrontiers Corp.

Ladies and Gentlemen:

         We have acted as counsel to PharmaFrontiers Corp. (the "Company"), a Texas corporation, with respect to certain legal matters in connection with the Company's Registration Statement on Form SB-2 (the "Registration Statement") relating to the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of the re-sale of shares of common stock, par value $0.05 per share, of the Company (the "Common Stock") already issued and shares of Common Stock that may be issued upon exercise of Series A Warrants, Series B Warrants and Series C Warrants (collectively, the "Warrants").

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Articles of Incorporation and Bylaws of the Company, each as amended to the date hereof, (ii) the Registration Statement,
(iii) resolutions of the board of directors of the Company and (iv) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law, as we considered appropriate.

         In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents,
(iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, and (vi) all shares of Common Stock to be issued upon exercise of the Warrants will be issued and sold in compliance with applicable federal and state securities laws and in accordance with the terms of the Warrants.



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         Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that: (i) the shares of Common Stock already issued and included in the Registration Statement are validly issued, fully paid and non-assessable; and (ii) the shares of Common Stock issuable upon exercise of the Warrants, will, upon exercise of the Warrants in accordance with the terms of the Warrants, be validly issued, fully paid and non-assessable.

         The foregoing opinions are limited to the laws of the State of Texas and the federal laws of the United States of America and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.


                                                     Very truly yours,

                                                     /s/ Vinson & Elkins L.L.P.